EXHIBIT 4.2
                                 AMENDMENT NO. 1

         THIS AMENDMENT NO. 1 (the "Amendment") dated as of April 27, 1998, to the Credit Agreement referenced below, is by and among OWENS & MINOR, INC., a Virginia corporation, (the "Borrower"), the Guarantors and Lenders identified therein, and NATIONSBANK, N.A., as Administrative Agent.

                               W I T N E S S E T H

         WHEREAS, the Lenders have established a $225 million credit facility for the benefit of the Borrower pursuant of the terms of that Credit Agreement dated as of September 15, 1997 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent;

         WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

         WHEREAS, the modifications requested hereby require the consent of the Required Lenders; and

         WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf to give effect to this Amendment;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

         2. Amendment. The Credit Agreement is amended and modified in the following respects:

         2.1 The following definitions are amended or added in Section 1.01 to read as follows:

                  "Consolidated Fixed Charges" means, for the applicable period ending as of a Determination Date, the sum of (i) all Interest Expense on all Indebtedness during such period (including for purposes hereof, dividends paid on the Preferred Securities without duplication for interest payable under the Junior Subordinated Debentures), (ii) all Rentals (other than Rentals on Capitalized Leases to the extent such Rentals are included in Interest Expense or as a current maturity of a Capitalized Lease under subsection (iii) hereof) payable during such period, (iii) current maturities of Funded Debt and current maturities of Capitalized Leases as of such Determination Date, and (iv) all dividends paid in cash or property and redemptions made of capital stock (other than dividends paid to, or redemptions of capital stock owned by, the Borrower or a wholly-owned Subsidiary, and without duplication for items treated as Interest Expense hereunder in respect of the Preferred Securities and Junior Subordinated Debentures) during such period, in each case for the Borrower and its Subsidiaries on a consolidated basis determined, except as provided above, in accordance with generally accepted accounting principles.
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                  "Consolidated Net Income Available for Fixed Charges" means, for the applicable period ending as of a Determination Date, the sum of Consolidated Net Income

                           plus (to the extent deducted in determining
                  Consolidated Net Income) (i) all provisions for any federal, state or other income taxes, (ii) depreciation, amortization and other non-cash charges, including without limitation any accrual necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 (as defined by generally accepted accounting principles) to the extent that the accrued portion thereof constitutes a non-cash charge,
                  (iii) Interest Expense (including for purposes hereof, dividends paid on the Preferred Securities without duplication for interest payable under the Junior Subordinated Debentures), and (iv) all Rentals,

                           minus (v) all Capital Expenditures,

         for the Borrower and its Subsidiaries on a consolidated basis determined, except as provided above, in accordance with generally accepted accounting principles.

                  "Consolidated Net Worth" means total stockholders' equity for the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles (but including, without duplication, in any event, for purposes hereof, the Preferred Securities and the Indebtedness evidenced by the Junior Subordinated Debentures).

                  "Consolidated Tangible Net Worth" means Consolidated Net Worth minus goodwill, patents, trade names, trade marks, copyrights, franchises, organizational expense, deferred assets other than prepaid insurance and prepaid taxes and such other assets as are properly classified as "intangible assets", for the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles.

                  "Consolidated Total Debt" means all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles plus to the extent not included under generally accepted accounting principles, items referenced in the definition of "Indebtedness" (but excluding, without duplication, in any event, for purposes hereof, the Preferred Securities and the Indebtedness evidenced by the Junior Subordinated Debentures and the Borrower's Guaranty Obligations with respect to the Preferred Securities).

                  "Funded Debt" means, for any Person, (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more years from the date of origin thereof (or which is renewable or extendable at the option of the obligor for a period or periods more than one year from the date of origin), (ii) all Capitalized Lease obligations for such Person, and (iii) all Guaranty Obligations by such Person of Funded Debt of others. For purposes hereof, Funded Debt shall include, without duplication, payments in respect of Funded Debt which constitute current liabilities of the obligor under generally accepted accounting principles, and shall exclude, without duplication, the Preferred Securities and the Indebtedness evidenced by the Junior Subordinated Debentures.
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                  "Junior Subordinated Debentures" means junior subordinated convertible deferrable interest debentures or other similar subordinated debt securities issued by the Borrower or any Subsidiary the interest payments on which are used to make cash distributions on Preferred Securities, on substantially the terms described in Exhibit A to Amendment No. 1.

                  "Permitted Investments" means (i) cash and Cash Equivalents,
         (ii) receivables owing to the Borrower or its Restricted Subsidiaries or any of its receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms,
         (iii) subject to the limitations set out in Section 7.05(b), investments by the Borrower and its Restricted Subsidiaries in and to a Credit Party, including any investment in a corporation which, after giving effect to such investment, will become an Additional Credit Party (provided such Additional Credit Party shall execute a Joinder Agreement), (iv) loans and advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary in an aggregate amount not to exceed $3,000,000 at any time outstanding, (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business,
         (vi) investments in a Securitization Subsidiary or Special Purpose Vehicle relating to a Qualified Securitization Transaction, (vii) investments in a PS Affiliate of up to $5,000,000 in the aggregate; and
         (viii) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (viii) shall not exceed $10,000,000 in aggregate amount at any time outstanding. As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

                  "Preferred Securities" means pass-through securities, capital securities or other preferred securities issued by a statutory business trust or other similar special purpose entity owned or controlled by the Borrower or any Subsidiary the proceeds of which are invested in or exchanged for Junior Subordinated Debentures.

                  "PS Affiliate" means any trust or other special purpose entity which is the issuer of Preferred Securities.

                  "Restricted Subsidiary" means any Subsidiary other than a Securitization Subsidiary or PS Affiliate (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than 50% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Borrower.

                  "Subordinated Debt" means (i) the indebtedness evidenced by the Senior Subordinated Notes, (ii) the indebtedness evidenced by the Junior Subordinated Debentures and (iii) any other Indebtedness which by its terms is specifically subordinated in right of payment to the prior payment of the Loans and obligations hereunder and under the other Credit Documents on terms and conditions satisfactory to the Required Banks.

                  2.2 The reference in the second sentence of Section 5.15 to"(not including any Securitization Subsidiary)" is amended to read as follows:

                  (not including any Securitization Subsidiary or any PS Affiliate)

                  2.3 The references in Section 6.12 to the phrase "(other than a Securitization Subsidiary)" are amended to read as follows:

                  (other than a Securitization Subsidiary or PS Affiliate)

                  2.4      Section 7.01(e) is amended to read as follows:

                  (e) (i) Indebtedness evidenced by the Senior Subordinated Notes, (ii) Indebtedness evidenced by the Junior Subordinated Debentures in an aggregate principal amount up to $143,750,000, and
         (iii) other Subordinated Debt acceptable to the Required Lenders in their sole discretion.

                  2.5 In Section 7.03, clause (v) is renumbered as "(vi)" and a new clause (v) is added immediately preceding to read as follows:

                  (v) guaranty by the Borrower of the Preferred Securities on substantially the terms described in Exhibit A to Amendment No. 1, and

                  2.6      Section 7.07 is amended in the following respects:

                           (a) In subsection (c), clause (i) is amended to read as follows:

                  (i) regularly scheduled non-default principal payments on the Senior Subordinated Notes and the Junior Subordinated Debentures, and regularly scheduled non-default interest payments on the Senior Subordinated Notes and the Junior Subordinated Debentures, and

                           (b) A new subsection (d) is added to read as follows:

                  (d) designate any other indebtedness as "Designated Senior and Subordinated Debt" within the meaning provided in the indenture or other governing instruments relating to the Junior Subordinated Debentures without the prior written consent of the Required Banks.

                  2.7 In the second sentence of Section 7.09, the "or" immediately preceding clause (ii) is amended to "," and a new clause (iii) is added to the end to read as follows:

                  or (iii) a PS Affiliate.

                  2.8      Section 7.11 is amended in the following respects:

                           (a) The parenthetical references to "(other than a Securitization Subsidiary pursuant to a Qualified Securitization Transaction permitted hereunder)" is amended to read as follows:

                           (other than a Securitization Subsidiary pursuant to a
                  Qualified Securitization Transaction permitted hereunder or any PS Affiliate)
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                           (b) There shall be inserted at the very end of
         thereof, immediately after the phrase "except as may be provided herein or in the indenture relating to the Senior Subordinated Notes" the following:

                           or in the indenture relating to the Junior
                  Subordinated Debentures

                  2.9 In Section 7.12 there shall be added at the very end of subsection (ii) thereof the following:

                  (except that no such demonstration shall be necessary for payments made under the Preferred Securities and the Junior Subordinated Debentures)

                  2.10     A new section 7.14 is added to read as follows:

                  Section 7.14 Repurchase of Series B Preferred Stock; Issuance of Preferred Securities and Junior Subordinated Debentures.

                  As part of the refinancing contemplated by Amendment No. 1 to this Credit Agreement, the Borrower and the PS Affiliate will enter into a series of transactions to repurchase all of the Borrower's Series B Cumulative Preferred Stock pursuant to agreements with Wilmington Securities (copies of which will be made available to the Administrative Agent and the Banks), and to issue the Preferred Securities and the Junior Subordinated Debentures on substantially the terms described in Exhibits A and B to Amendment No. 1. It is understood and agreed that the execution and delivery of these agreements and performance by the Borrower and the PS Affiliate and their Subsidiaries of their obligations thereunder and under any related agreements shall not, in and of themselves, constitute a default under this Credit Agreement.

         3. In connection with the issuance of the Preferred Securities, the Borrower is also seeking a consent from the holders of the Senior Subordinated Notes and certain amendments to the indenture relating thereto in connection therewith, a copy of which is attached as Exhibit B. The Administrative Agent hereby confirms consent by the Required Banks to the amendments described in Exhibit B hereto.

         4. This Amendment shall be effective upon satisfaction of the following conditions:

            (a) execution of this Amendment by the Borrower and the Administrative Agent;

            (b) receipt by the Bank of legal opinions of counsel to the Credit Parties relating to this Amendment in form and substance satisfactory to the Administrative Agent and the Required Lenders;

            (c) receipt by the Administrative Agent for the ratable benefit of the consenting Lenders of an Amendment Fee of 12.5 basis points on the aggregate amount of Commitments held by each of the Lenders consenting to this Amendment.

         5. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

         6. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         7. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         8. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the Commonwealth of Virginia.

                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed under seal and delivered as of the date and year first above written.

BORROWER:                           OWENS & MINOR, INC.,
                                    a Virginia corporation

                                    By:_______________________________
                                    Name:
                                    Title:


GUARANTORS:                         OWENS & MINOR MEDICAL, INC.,
                                    a Virginia corporation

                                    NATIONAL MEDICAL SUPPLY CORPORATION,
                                    a Delaware corporation

                                    OWENS & MINOR WEST, INC.,
                                    a California corporation

                                    KOLEY'S MEDICAL SUPPLY, INC.,
                                    a Nebraska corporation

                                    LYONS PHYSICIAN SUPPLY COMPANY,
                                    an Ohio corporation

                                    A. KUHLMAN & COMPANY,
                                    a Michigan corporation

                                    STUART MEDICAL, INC.,
                                    a Pennsylvania corporation

                                    By:_______________________________
                                    Name:
                                    Title:


ADMINISTRATIVE
AGENT: NATIONSBANK, N.A., as Administrative Agent for and on behalf of the Lenders

                                    By:_______________________________
                                    Name:
                                    Title:

                           CONSENT TO AMENDMENT NO. 1


NationsBank, N.A.,
 as Administrative Agent
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:    Agency Services

         Re: Credit Agreement dated as of September 15, 1997 (as amended and modified, the "Credit Agreement") among Owens & Minor, Inc., the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                  Amendment No. 1 dated April __, 1998 (the "Subject Amendment") relating to the Credit Agreement

Ladies and Gentlemen:

         This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Administrative Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders, and agree that the Borrower may rely on such authorization.

                                                Sincerely,



                                                -----------------------------
                                                [Name of Lender]

                                                   By:__________________________
                                                   Name:
                                                   Title:



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                                    Exhibit A

     Description of Junior Subordinated Debentures and Preferred Securities

                                    Exhibit B

       Description of Amendments relating to Senior Subordinated Notes